EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Receives Final Water Discharge Permit for Butte Highlands Gold Project

Coeur d’Alene, Idaho – July 3, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that Butte Highlands JV, LLC (“BHJV”) has received the final Montana Pollutant Discharge Elimination System (“MPDES”) water discharge permit for its Butte Highlands Gold Project joint venture from the Montana Department of Environmental Quality (“MDEQ”).

With this permit, BHJV is authorized to discharge treated ground water encountered in the Butte Highlands Mine to four separate receiving surface waters, (1) Basin Creek, (2) a tributary of Fish Creek, (3) the Middle Fork of Moose Creek, and (4) a tributary to the Middle Fork of Moose Creek.  This discharge is to be in compliance with the Montana Water Quality Act and the Federal Water Pollution Control Act, and in accordance with effluent limitations, monitoring requirements, and other conditions set forth in the permit.

Timberline President and CEO Paul Dircksen commented, “We have accomplished a significant objective at Butte Highlands with the receipt of this final MPDES water discharge permit. We recognize and appreciate the sustained efforts of our team, headed by Steve Osterberg, as well as those at the Water Protection Bureau, Permitting and Compliance Division of the MDEQ in achieving this milestone. BHJV has recently re-mobilized a crew and equipment to the site in order to conduct further exploration, development, and construction in anticipation of mining once all the required permits are obtained.  Our JV partner continues to fully fund the permitting and development at Butte Highlands, as we work together to expedite the process as much as possible.”

The final MPDES water discharge permit that was issued by the MDEQ may be viewed at http://www.deq.mt.gov/wqinfo/mpdes/majorpermits.mcpx.

Timberline owns a 50-percent carried-to-production interest in BHJV, which owns the Butte Highlands Gold Project where mining is expected to commence later this year following U.S. Forest Service approval of a road-use plan of operations for material haulage and the MDEQ final hard rock operating permit.  Timberline’s joint venture partner has and will continue to fund all mine development costs through to commercial production with Timberline's share of those costs to be repaid from proceeds of future mine production.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana where mining is targeted to commence in 2013. Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship

Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Cautionary Note

The Company clarifies that BHJV has decided to advance the Butte Highlands Gold Project into production without first establishing NI 43-101 compliant mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure associated with the Butte Highlands Project.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s exploration and development plans and programs at Butte Highlands, including the timing of obtaining necessary permits, the development of and production at the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

2 | TIMBERLINE RESOURCES